UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported)   June 8, 2000
                                                         -----------------
                                                         June 6, 2000
                                                         -----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico              Commission                  85-0019030
  ---------------------------     File Number 1-6986    ----------------------
 (State or Other Jurisdiction                 ------       (I.R.S. Employer
      of Incorporation)                                 Identification) Number)



        Alvarado Square, Albuquerque, New Mexico             87158
        ----------------------------------------             -----
        (Address of principal executive offices)           (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is Public Service Company of New Mexico's press release issued on June 6, 2000 and is being filed herewith as a current event.

PNM  Shareholders Approve Holding Company;
Sterba Succeeds Montoya as CEO

ALBUQUERQUE, N.M., June 6, 2000 - Shareholders of PNM, Public Service Company of New Mexico (NYSE:PNM), today approved management's plan to create a new holding company with separate subsidiaries for the company's regulated utility operations and its competitive power generation and marketing business.

At the company's annual shareholders meeting in Albuquerque this morning, PNM also announced that company President Jeff Sterba, 45, will assume the additional post of Chief Executive Officer. Sterba succeeds Benjamin Montoya, 65, who will continue as chairman of the board of directors.

"During his seven years as president and CEO, Ben has done a tremendous job in leading our company to where we stand today," Sterba said. "Ben's leadership - not just his determination and tenacity, but his unfailing good humor and positive attitude -- have made an invaluable contribution to our success. Now it's up to us not just to continue but to accelerate that progress, so that we can keep up with the rapid pace of change in our industry."

Under the terms of the holding company proposal, PNM stockholders will exchange all shares of PNM common stock for common stock in Manzano Corporation. One Manzano subsidiary will continue to carry the PNM name and serve as a distribution utility for electric and gas delivery service in New Mexico. A separate Manzano subsidiary will operate generating plants and market electric power and related energy services. The plan requires regulatory approval before it can be implemented.

The new corporate structure, "will allow our company to expand toward new, broader horizons, even as we continue to fulfill our traditional role as New Mexico's premier electric and gas utility," Sterba said.

In other action at the annual meeting, shareholders elected three members to the PNM Board of Directors to terms expiring in 2003, and approved the selection of Arthur Andersen LLP as the corporation's independent public accountants for 2000. A vote to adopt a new performance equity plan was delayed until June 26. The three directors elected at the meeting, all New Mexico residents, are:
Robert G. Armstrong, of Roswell; Theodore F. Patlovich, of Albuquerque; and Paul
F. Roth, of Santa Fe.

PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.


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

Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Changes in interest rates, trends in the local and national economy, energy supply and demand, federal and state regulatory decisions, and the transition to a competitive electric market in New Mexico may all have an impact on PNM's financing plans, operating performance, and future profitability. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, Form 10-Q for the quarter ended March 31, 2000 and 8K filings with the Securities and Exchange Commission.



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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ------------------------------------------
                                              (Registrant)


Date:  June 8, 2000                             /s/ John R. Loyack
                                   ------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)






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